Exhibit 99.1

Coherus Oncology Reports Third Quarter 2025 Financial Results and Provides Business Update

– CHS-114, a highly selective Treg depleter, clinical program expanded to include colorectal cancer –

– Q3 2025 ending cash, cash equivalents and marketable securities of $191.7 million –

– LOQTORZI® net revenue was $11.2 million, a 12% increase over Q2 2025 –

– Conference call today at 5:00 p.m. Eastern Standard Time –

REDWOOD CITY, Calif., November 6, 2025 -- Coherus Oncology, Inc. (Nasdaq: CHRS), today reported financial results for the third quarter ended September 30, 2025 and provided an overview of recent business highlights.

“In Q3 2025, we gained significant momentum on our strategy to develop innovative oncology therapies that substantially increase patient survival,” said Denny Lanfear, Coherus Chairman and Chief Executive Officer. “The vast majority of our study sites are enrolling, driving towards multiple data readouts in 2026 across a number of tumor types. We have now expanded our CHS-114 CCR8 Treg depleter clinical program to include colorectal cancer, an area of growing unmet need, impacting even younger patients.”

“The importance of CCR8 as a cancer target is highlighted by the 2025 Nobel Prize in Physiology or Medicine, which recognized the pivotal role of Treg cells in peripheral immune tolerance and their pathological role in autoimmunity and cancer,” said Theresa LaVallee, PhD, Coherus Chief Scientific and Development Officer. Coherus Oncology was recently honored to present our clinical data on CHS-114 showing the cytolytic antibody’s potency and selectively, with robust tumoral Treg depletion, immune activation and a good safety profile at a SITC presentation focused on a deep dive into development of antibodies targeting CCR8 Tregs, reflecting our scientific leadership in this rapidly evolving field.”

“Our clinical programs target tumor types where there is a clear biological rationale and a significant unmet medical need with available therapies,” said Rosh Dias, MD, Chief Medical Officer. “We have previously shown encouraging data for both casdozokitug and CHS-114, and we expect maturing datasets from our ongoing studies throughout 2026.”

RECENT BUSINESS HIGHLIGHTS

LOQTORZI® (toripalimab-tpzi) Commercial Updates

●	LOQTORZI remains the only FDA-approved and available treatment in the U.S. for recurrent, locally advanced or metastatic nasopharyngeal carcinoma (NPC), in all patient subsets and across all lines of therapy.
●	LOQTORZI net revenue for Q3 2025 was $11.2 million, a 12% increase over $10.0 million in Q2 2025 and a 92% increase over LOQTORZI net revenue of $5.8 million in Q3 2024. Growth in Q3 2025 was driven largely by higher patient demand from both increasing new account starts as well as repeat use in existing accounts. Average duration of treatment among existing patients also continues to grow.
●	Increasing awareness of the revised National Comprehensive Cancer Network (NCCN) guidelines granting LOQTORZI preferred status within the NPC indication continues to drive strong demand growth among head & neck cancer specialists. The Company’s focus remains on deepening adoption within general oncologists in the community setting by driving education on clinical data and updated NCCN guidelines. While half of all NPC patients in the U.S. are managed in this setting, market penetration will continue at a steady and gradual pace due to the rarity of patients seen by these oncologists.

ADVANCEMENT OF INNOVATIVE, NEXT-GENERATION ONCOLOGY PIPELINE

LOQTORZI is a next-generation PD-1 marketed in the U.S. in two indications.

●	Coherus plans to maximize the value of this medicine by combining LOQTORZI with internal pipeline candidates, CHS-114 and casdozokitug, for additional solid tumor indications and entering into capital-efficient external partnerships for label expansions.
●	In October 2025, the Cancer Research Institute announced the first patient enrolled in the third cohort of the ongoing Immunotherapy Platform Study in Platinum-Resistant High-Grade Serous Ovarian Cancer (IPROC) (NCT04918186). The third cohort of the Phase 2 trial is evaluating LOQTORZI in combination with ENB Therapeutics' ENB-003 for the treatment of ovarian cancer.

CHS-114 is a highly selective cytolytic CCR8 antibody that specifically binds and preferentially depletes CCR8+ tumor regulatory T cells (Tregs) with no off-target binding.

●	Updated biomarker data from the Phase 1b study dose expansion study in 2L+ head and neck squamous cell carcinoma (HNSCC) will be presented on Saturday, November 8, 2025 at the 40th Annual Meeting of the Society for Immunotherapy of Cancer (SITC).
●	Phase 1b CHS-114/toripalimab combination dose optimization studies in 2L HNSCC and 2L gastric cancers are underway, with initial data readouts for HNSCC expected in 1H 2026.
●	A Phase 1b study evaluating the CHS-114/toripalimab combination, with and without chemotherapy, in 1L and 2L esophageal squamous cell carcinoma (ESCC), respectively, is underway with a first data readout expected in mid-2026.
●	A Phase 1b/2a study evaluating CHS-114/toripalimab combination in 4L+ colorectal cancer is enrolling patients and initial data is expected in 2H 2026.

Casdozokitug is a first-in-class, clinical-stage IL-27 antagonist, with demonstrated monotherapy activity in treatment-refractory non-small cell lung cancer (NSCLC) and clear cell renal cell carcinoma (ccRCC) and combination activity in hepatocellular carcinoma (HCC).

●	Enrollment is ongoing in the Phase 2 randomized trial of casdozokitug/toripalimab/bevacizumab in 1L HCC, with the first data readout expected in mid-2026.
●	On November 2, 2025, new data was presented at the Cytokines 2025 annual meeting demonstrating casdozokitug promotes NK and T cell activity, and antitumor response in patients with advanced solid tumors. These biomarker data continue to support treatment with casdozokitug which leads to inhibition of IL-27 signaling and enhanced cytolytic immune activity (by NK and T cells). The new data reveal these biomarker changes following treatment of HCC patients with casdozokitug and standard of care are associated with clinical response (and thus, support an important contribution of casdozokitug).

THIRD QUARTER 2025 FINANCIAL RESULTS

Net revenue from continuing operations was $11.6 million and $6.1 million during the three months ended September 30, 2025 and 2024, respectively, and $29.4 million and $18.7 million during the nine months ended September 30, 2025 and 2024, respectively. LOQTORZI net product revenue increased $5.3 million and $16.9 million compared to the three and nine months ended September 30, 2024, respectively, driven primarily by volume growth of LOQTORZI, which launched in December 2023. The increase in the nine-month period was partially offset by a decrease in other revenue primarily driven by a $6.1 million upfront fee recognized in the prior year for the out-license of rights to commercialize toripalimab within Canada.

Cost of goods sold (COGS) from continuing operations was $3.7 million and $2.7 million during the three months ended September 30, 2025 and 2024, respectively, and $9.8 million and $6.0 million during the nine months ended September 30, 2025 and 2024, respectively. The increases were primarily due to volume growth of LOQTORZI.

Research and development (R&D) expenses from continuing operations were $27.3 million and $22.1 million for the three months ended September 30, 2025 and 2024, respectively, and $77.9 million and $71.1 million during the nine months ended September 30, 2025 and 2024, respectively. The increases were primarily due to increased costs for development of casdozokitug and CHS-114, partially offset by savings from reduced activities related to other programs, reduced headcount, and lower infrastructure costs.

Selling, general and administrative (SG&A) expenses from continuing operations were $24.9 million and $28.1 million during the three months ended September 30, 2025 and 2024, respectively, and $77.0 million and $95.9 million during the nine months ended September 30, 2025 and 2024, respectively. The decreases were driven primarily by lower headcount and decreased operating costs following Coherus’ recent divestitures, partially offset by a $1.6 million net impairment charge in the third quarter of 2025 for the write-off of an intangible asset and associated contingent value right (“CVR”) liability related to GSK4381562, acquired in the Surface Oncology, Inc. acquisition. The decrease in the nine-month period was further due to a net $6.8 million charge in the first quarter of 2024 for the write-off of an intangible asset and associated CVR liability related to NZV930, which was also acquired in the Surface Oncology, Inc. acquisition.

Interest expense from continuing operations was $2.3 million and $2.8 million during the three months ended September 30, 2025 and 2024, respectively, and $6.8 million and $8.8 million during the nine months ended September 30, 2025 and 2024, respectively. The decrease in the nine-month period was primarily due to the prepayment of the remaining $75.0 million of the principal amount due under the 2027 Term Loans on May 8, 2024, partially offset by interest on the $38.7 million senior secured term loan facility and the LOQTORZI portion of the Revenue Participation Right Purchase and Sale Agreement, each commencing May 8, 2024.

Net loss from continuing operations for the third quarter of 2025 was $44.5 million, or $(0.38) per share on a diluted basis, compared to a net loss of $47.6 million, or $(0.41) per share on a diluted basis, for the same period in 2024. Net loss for the nine months ended September 30, 2025 was $136.8 million, or $(1.18) per share on a diluted basis, compared to net loss of $169.3 million, or $(1.48) per share on a diluted basis, for the same period in 2024.

Non-GAAP net loss from continuing operations for the third quarter of 2025 was $38.9 million, or $(0.33) per share on a diluted basis, compared to $40.0 million, or $(0.35) per share for the same period in 2024. Non-GAAP net loss for the nine months ended September 2025 was $118.8 million, or $(1.02) per share on a diluted basis, compared to a net loss of $127.1 million, or $(1.11) per share for the same period in 2024. See “Non-GAAP Financial Measures” below for a discussion on how Coherus calculates non-GAAP net loss from continuing operations and a reconciliation to the most directly comparable GAAP measures.

Cash, cash equivalents and marketable securities totaled $191.7 million as of September 30, 2025, compared to $126.0 million as of December 31, 2024. A majority of the $67.0 million in accrued rebates, fees and reserves reflected on the September 30, 2025 balance sheet were UDENYCA-related obligations that did not transfer in the divestiture and are expected to be settled in a front-weighted fashion over the remainder of the year and into 2026.

Conference Call Information

When: Thursday, November 6, 2025, starting at 5:00 p.m. Eastern Standard Time

To access the conference call, please pre-register through the following link to receive dial-in information and a personal PIN to access the live call: https://register-conf.media-server.com/register/BI8cec893e4a1a4d98a4596ef8068cb4bd

Webcast: https://edge.media-server.com/mmc/p/d2g4jyb4

A live and archived webcast will be available on the “Investors” section of the Coherus website at https://investors.coherus.com/events-presentations.

Please dial in 15 minutes early to ensure a timely connection to the call.

About Coherus Oncology

Coherus Oncology is a fully integrated commercial-stage innovative oncology company with an approved next-generation PD-1 inhibitor, LOQTORZI® (toripalimab-tpzi), and a pipeline that includes two mid-stage clinical candidates targeting liver, lung, head & neck, colorectal and other cancers. The Company’s strategy is to grow sales of LOQTORZI in NPC and advance the development of new indications for LOQTORZI in combination with both its pipeline candidates as well as through its partners, driving sales multiples and synergies from proprietary combinations.

Coherus’ innovative oncology pipeline includes multiple antibody immunotherapy candidates focused on enhancing the innate and adaptive immune responses to enable a robust antitumor response and enhance outcomes for patients with cancer. CHS-114 is a highly selective cytolytic anti-CCR8 antibody currently in Phase 1b/2a studies in patients with advanced solid tumors, including head and neck squamous cell carcinoma, colorectal cancer, gastric cancer, and esophageal cancer. Casdozokitug is a novel IL-27 antagonistic antibody currently being evaluated in a Phase 2 study in patients with first-line hepatocellular carcinoma.

For more information about LOQTORZI, including the U.S. Prescribing Information and important safety information, please visit www.loqtorzi.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are based on the Company's current beliefs and expectations. Such forward looking statements include, but are not limited to, statements regarding Coherus’ expectations about identifying sales multiples and synergies; the ability of Coherus’ I-O pipeline to enhance outcomes for cancer patients; projections for cash runway; the ability to reduce risk for Coherus’ pipeline; expectations for the timing when Coherus will be able to commence future clinical studies or receive clinical data for its product candidates; Coherus’ ability to enter into additional partnerships; Coherus’ ability to grow revenues; and Coherus’ expectations about total addressable opportunity for each of its product candidates.

Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; risks related to Coherus’ dependence on an ability to raise funds in the future, which may not be available on acceptable terms or at all; risks related to Coherus’ existing and potential collaboration partners; risks of Coherus’ competitive position; the risks and uncertainties of the regulatory approval process, including the speed of regulatory review and the timing of Coherus’ regulatory filings; the risk of FDA review issues; and the risks and uncertainties of possible litigation. All forward-looking statements contained in this press release speak only as of the date of this press release. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the significant risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2025 filed with the Securities and Exchange Commission on or about the date of this press release, including the section therein captioned “Risk Factors” and in other documents Coherus files with the Securities and Exchange Commission. Coherus’ results for the fiscal quarter ended September 30, 2025 are not necessarily indicative of its operating results for any future periods.

LOQTORZI®, whether or not appearing in large print or with the trademark symbol, is a registered trademark of Coherus Oncology, Inc.

©2025 Coherus Oncology, Inc. All rights reserved.

Coherus Contact Information:
For Investors & Media:

Carrie Graham

Vice President, Investor Relations and Advocacy

IR@coherus.com

Coherus Oncology, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net revenue	$11,571	$6,052	$29,424	$18,656
Costs and expenses:
Cost of goods sold	3,721	2,729	9,769	5,977
Research and development	27,252	22,052	77,914	71,074
Selling, general and administrative	24,931	28,127	76,995	95,874
Total costs and expenses	55,904	52,908	164,678	172,925
Loss from operations	(44,333)	(46,856)	(135,254)	(154,269)
Interest expense	(2,325)	(2,827)	(6,752)	(8,822)
Loss on debt extinguishment	—	—	—	(12,630)
Other income (expense), net	2,141	2,084	5,229	6,420
Loss from continuing operations before income taxes	(44,517)	(47,599)	(136,777)	(169,301)
Income tax provision	—	—	—	—
Net loss from continuing operations	(44,517)	(47,599)	(136,777)	(169,301)
Net income from discontinued operations, net of tax	8,986	36,848	342,444	248,504
Net income (loss)	$(35,531)	$(10,751)	$205,667	$79,203

Net income (loss) per share:
Net loss from continuing operations - basic and diluted	$(0.38)	$(0.41)	$(1.18)	$(1.48)
Net income from discontinued operations - basic and diluted	$0.08	$0.32	$2.95	$2.17
Net income (loss) per share - basic and diluted	$(0.31)	$(0.09)	$1.77	$0.69

Weighted-average number of shares used in computing net income (loss) per share:
Basic and diluted	116,229,170	115,210,091	116,056,247	114,263,256

Coherus Oncology, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$103,352	$125,987
Investments in marketable securities	88,311	—
Trade receivables, net	9,245	111,324
TSA receivables, net	241,251	11,010
Inventory	2,048	4,207
Intangible assets, net	49,484	53,646
Other assets	22,828	25,936
Assets of discontinued operations	—	116,423
Total assets	$516,519	$448,533

Liabilities and Stockholders’ Equity (Deficit)
Accrued rebates, fees and reserve	$67,010	$164,867
TSA payables and other accrued liabilities	253,908	11,026
Term loan	36,957	36,698
Convertible notes	121	228,229
Other liabilities	70,749	139,703
Total stockholders' equity (deficit)	87,774	(131,990)
Total liabilities and stockholders’ equity (deficit)	$516,519	$448,533

Coherus Oncology, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Cash, cash equivalents and restricted cash at beginning of the period	$217,156	$159,692	$126,250	$103,343

Net cash used in operating activities	(46,339)	(62,016)	(118,797)	(49,048)

Purchases of investments in marketable securities	(68,850)	—	(89,576)	—
Proceeds from maturities of investments in marketable securities	1,650	—	1,650	6,200
Proceeds from sale of investments in marketable securities	—	—	—	8,688
Net cash received related to the Sale Transactions	—	—	478,681	227,823
Milestone payment to Junshi Biosciences	—	—	(12,500)	(12,500)
Other investing activities, net	(27)	444	(330)	652
Net cash (used in) provided by investing activities	(67,227)	444	377,925	230,863

Proceeds from 2029 Term loan, net of debt discount & issuance costs	—	(141)	—	36,979
Proceeds from (repayment of) Revenue Purchase and Sale Agreement, net of issuance costs	—	(9)	(47,652)	36,486
Proceeds from issuance of common stock under ATM Offering, net of issuance costs	—	—	—	1,455
Proceeds from purchase under the employee stock purchase plan	—	—	188	685
Taxes paid related to net share settlement	(3)	(10)	(283)	(2,466)
Redemption of 2026 Convertible Notes, including transaction costs	—	—	(233,185)	—
Repayment of 2027 Term Loans, premiums and fees	—	—	—	(260,387)
Other financing activities, net	5	(7)	(854)	43
Net cash provided by (used in) financing activities	2	(167)	(281,786)	(187,205)

Net decrease in cash, cash equivalents and restricted cash	(113,564)	(61,739)	(22,658)	(5,390)

Cash, cash equivalents and restricted cash at end of the period	$103,592	$97,953	$103,592	$97,953

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, Coherus has also included in this press release non-GAAP net loss from continuing operations, and the related per share measures, which exclude from net loss from continuing operations and the related per share measures, stock-based compensation expense, amortization and impairments of intangible assets, loss on debt extinguishment, and change in fair value of our Royalty Fee Derivative Liability. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than similar non-GAAP financial information disclosed by other companies. Coherus encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations set forth below, to more fully understand Coherus’ business.

Coherus believes that the presentation of these non-GAAP financial measures provides useful supplemental information to, and facilitates additional analysis by, investors. In particular, Coherus believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Coherus’ results from period to period, and to identify operating trends in Coherus’ business. Coherus also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions.

Coherus Oncology, Inc.

Reconciliation of GAAP Net Loss from Continuing Operations to Non-GAAP Net Loss from Continuing Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP net loss from continuing operations	$(44,517)	$(47,599)	$(136,777)	$(169,301)
Adjustments:
Stock-based compensation expense	3,322	6,438	13,535	20,113
Loss on debt extinguishment	—	—	—	12,630
Impairment of out-license asset and remeasurement of CVR liability, net	1,646	—	1,646	6,772
Change in fair value of Royalty Fee Derivative Liability	—	—	810	—
Amortization of intangible assets	652	1,142	1,986	2,684
Non-GAAP net loss from continuing operations	$(38,897)	$(40,019)	$(118,800)	$(127,102)

GAAP
Net loss per share from continuing operations, basic and diluted	$(0.38)	$(0.41)	$(1.18)	$(1.48)
Shares used in computing basic and diluted net loss per share	116,229,170	115,210,091	116,056,247	114,263,256

Non-GAAP
Net loss per share from continuing operations, basic and diluted	$(0.33)	$(0.35)	$(1.02)	$(1.11)
Shares used in computing basic and diluted net loss per share	116,229,170	115,210,091	116,056,247	114,263,256